Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kurt C. Hall, and Ralph E. Hardy, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ KURT C. HALL Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)	December 15, 2014

/S/ DAVID J. ODDO David J. Oddo	Senior Vice President and Interim Co-Chief Financial Officer (Principal Financial Officer)	December 15, 2014

/S/ JEFFREY T. CABOT Jeffrey T. Cabot	Senior Vice President and Interim Co-Chief Financial Officer (Principal Accounting Officer)	December 15, 2014

/S/ LAWRENCE A. GOODMAN Lawrence A. Goodman	Director	December 15, 2014

/S/ DAVID R. HAAS David R. Haas	Director	December 15, 2014

/S/ STEPHEN L. LANNING Stephen L. Lanning	Director	December 15, 2014

/S/ PAULA WILLIAMS MADISON Paula Williams Madison	Director	December 15, 2014

Signature	Title	Date

/S/ AMY E. MILES Amy E. Miles	Director	December 15, 2014

/S/ LEE ROY MITCHELL Lee Roy Mitchell	Director	December 15, 2014

/S/ CRAIG R. RAMSEY Craig R. Ramsey	Director	December 15, 2014

/S/ SCOTT N. SCHNEIDER Scott N. Schneider	Director	December 15, 2014